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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION


       BE IT KNOWN, That We, The subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws at the State of Connecticut; and we further certify:

       FIRST: That the name of the Corporation is BISHOP MANUFACTURING COMPANY, INCORPORATED.

       SECOND: That the said corporation is to be located in the City of Bridgeport, Connecticut County of Fairfield and State of Connecticut.

       THIRD: That the nature of the business to be transacted and the purposes to be promoted or carried out by said Corporation, are as follows:

              a.) To manufacture, buy, sell, export, import, act as manufacturers and others' agent, and generally to deal in doors, windows, and sash of all sizes, types and descriptions, and parts and supplies of all kinds and descriptions incidental to the manufacture, construction, repair and maintenance of doors, windows, and sash of all sizes, types and descriptions.

              b.) To manufacture, sell or otherwise dispose of aluminum combination storm doors, screens, windows and jealousies to acquire by purchase, lease, option, or contract, or otherwise, and to hold, maintain, manage, work, develop, let, sublet, sell, exchange, mortgage, encumber, bond or dispose of both real and personal property of every kind and nature whatsoever.

              c.) To manufacture, buy, sell and generally deal in metal horizontal and vertical sliding doors and windows and parts and supplies of all kinds and descriptions incidental to the manufactures, construction, repair, and maintenance of metal horizontal and vertical sliding doors and windows.

              d.) To design, construct, and fabricate metal windows, frames, sashes, jaulosies and carry on all other business incident.

              e.) To sell, buy, construct, lease and otherwise acquire, operate, dispose of, maintain and conduct offices, plants, warehouse facilities for the conduct of this business.

              f.) To borrow or raise money, to lend, advance, extend credit in any manner and to make gifts contributions, and donations within reason to further goodwill toward the corporation.

              g.) To acquire, and make payment, therefore, in cash or stocks or bonds of the Corp., or by undertaking or assuming the obligations and liabilities of the

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                     transferor, or in any other way, the good will, rights and property, the whole or any part of the assets, tangible or intangible, and to undertake or assume the liabilities of, any person, firm, association, or corporation and to hold or in any manner dispose of the whole or any of the property so purchased, to conduct in any lawful manner the whole or any part of the business so acquired and to
                     exercise all the powers    necessary and convenient for
                     the conduct and management  thereof.

              h.) And to engage in all other activities related to the success of this business venture.

       FOURTH: That the amount of the Capital stock of said corporation hereby authorized is 150 shares without par value and in one class, common; the voting power vested exclusively in the common share holder.

       FIFTH: That the amount of capital stock with which this corporation shall commence business is $3,000.00 (Three Thousand Dollars).

       SIXTH:  That the Duration of said corporation is unlimited.

                                   SIGNATURES


       /s/ Abe Meizel     OF   87 Barnyard Lane, Long Island   STATE OF New York
       /s/ David Siegler  OF   8 Fairfield Bard, Kings Point   STATE OF New York
       /s/ Sydney Isler   OF   1723 E. 16th St., Brooklyn      STATE OF New York

       Dated at Bridgeport, this 9th day of October, A.D. 1958.
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STATE OF CONNECTICUT )
COUNTY OF FAIRFIELD  )ss. Bridgeport October 9 1958

       Personally appeared

       ABE MEIZEL           /s/ Abe Meizel
       DAVID SIEGLER        /s/ David Siegler
       SYDNEY ISLER         /s/ Sydney Isler

       BEING all of the incorporators of BISHOP MANUFACTURING CO., INC. and made solemn oath to the truth of the foregoing certificate by them respectively subscribed before me.



                                                    /s/
                                                  ----------------------------
                                                  COMMISSIONER OF THE SUPERIOR
                                                  COURT FOR FAIRFIELD COUNTY